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                                                                      EXHIBIT 21



                                ENERGYSOUTH, INC.


                           SUBSIDIARIES OF REGISTRANT


                                                        Percent of Voting                       State of
                     Subsidiary                          Securities Owned                      Incorporation
                     ----------                          ----------------                      -------------
Mobile Gas Service Corporation                                 100%                              Alabama

MGS Storage Services, Inc.                                     100%                              Alabama

MGS Energy Services, Inc.                                      100%                              Alabama

MGS Marketing Services, Inc.                                   100%                              Alabama




                PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST



                    Partnership                          Equity Ownership
                    -----------                          ----------------
Bay Gas Storage Company, Ltd.                                 87.5%

Southern Gas Transmission Co.                                  51%